                                                                     EXHIBIT 4.5

                                    GUARANTEE

      THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE INDENTURE DATED AS OF APRIL 3, 2003, BY AND AMONG CANWEST MEDIA INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE TRUSTEE NAMED THEREIN (THE "INDENTURE") ARE EXPRESSLY SET FORTH IN ARTICLE 11 OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION
ARTICLE 11, ARE INCORPORATED HEREIN BY REFERENCE.

      Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that:
(a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

      If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid to such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the

Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Company evidenced by the Note shall have been paid in full. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

      The obligations of each Guarantor under this Guarantee are junior and subordinated to the Senior Indebtedness of such Guarantor to the extent in the manner provided for in Article 11 of the Indenture.

      Each Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
Article 11 of the Indenture, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Noteholders and their successors and assigns and, in the event of any transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of
Section 11.05 of the Indenture shall be released of its obligations hereunder.

      THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      Capitalized terms used herein have the same respective meanings given in the Indenture unless otherwise indicated.

      IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

Dated as of April 3, 2003


                                                    2846551 CANADA INC. (CBCA)

                                                    3919056 CANADA LTD. (CBCA)

                                                    APPLE BOX PRODUCTIONS SUB INC. (CBCA)

                                                    BCTV HOLDINGS INC. (CBCA)

                                                    CALGARY HERALD GROUP INC.

                                                    CANWEST - MONTREAL R.P. HOLDINGS INC.

                                                    CANWEST - WINDSOR R.P. HOLDINGS INC.

                                                    CANWEST FINANCE INC./FINANCIERE CANWEST INC. (QUEBEC)

                                                    CANWEST GLOBAL BROADCASTING INC./RADIODIFFUSION CANWEST GLOBAL INC. (QUEBEC)

                                                    CANWEST INTERACTIVE INC.

                                                    CANWEST INTERNATIONAL COMMUNICATIONS INC. (BARBADOS)

                                                    CANWEST INTERNATIONAL MANAGEMENT INC. (BARBADOS)

                                                    CANWEST IRISH HOLDINGS (BARBADOS) INC. (BARBADOS)

                                                    CANWEST MEDIA SALES LIMITED (CBCA)


                                                    CANWEST NZ RADIO HOLDINGS LIMITED (NEW ZEALAND)

                                                    CANWEST PUBLICATIONS INC.

                                                    CGS DEBENTURE HOLDING (NETHERLANDS) B.V. (NETHERLANDS)

                                                    CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

                                                    CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

                                                    CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

                                                    CGS SHAREHOLDING (NETHERLANDS) B.V. (NETHERLANDS)

                                                    CHBC HOLDINGS INC. (CBCA)

                                                    CHEK HOLDINGS INC. (CBCA)

                                                    CLARINET MUSIC INC. (ONTARIO)

                                                    EDMONTON JOURNAL GROUP INC. (CBCA)

                                                    FOX SPORTS WORLD CANADA HOLDCO INC. (CBCA)

                                                    GLOBAL CENTRE INC. (ONTARIO)

                                                    GLOBAL COMMUNICATIONS LIMITED (MANITOBA)

                                                    GLOBAL TELEVISION CENTRE LTD. (CBCA)

                                                    GLOBAL TELEVISION NETWORK INC. (CBCA)

                                                    GLOBAL TELEVISION NETWORK QUEBEC, LIMITED

                                                    PARTNERSHIP/RESEAU DE TELEVISION GLOBAL QUEBEC

                                                    SOCIETE EN COMMANDITE (QUEBEC)

                                      -6-


                                                    GLOBAL TELEVISION SPECIALTY NETWORKS INC. (CBCA)

                                                    LONESTAR HOLDCO INC. (CBCA)

                                                    LOWER MAINLAND PUBLISHING GROUP INC. (CBCA)

                                                    MONTREAL GAZETTE GROUP INC. (CBCA)

                                                    MULTISOUND PUBLISHERS LTD. (CBCA)

                                                    NANAIMO DAILY NEWS GROUP INC. (CBCA)

                                                    ONTV HOLDINGS INC. (CBCA)

                                                    OTTAWA CITIZEN GROUP INC. (CBCA)

                                                    PACIFIC NEWSPAPER GROUP INC. (CBCA)

                                                    PORT ALBERNI TIMES GROUP INC. (CBCA)

                                                    REACHCANADA CONTACT CENTRE LIMITED (CBCA)

                                                    REGINA LEADER POST GROUP INC. (CBCA)

                                                    RETROVISTA HOLDCO INC. (CBCA)

                                                    SASKATOON STARPHOENIX GROUP INC. (CBCA)

                                                    SOUTHAM DIGITAL INC. (CBCA)

                                                    STUDIO POST & TRANSFER SUB INC. (CBCA)

                                                    TV3 NETWORK SERVICES LIMITED (NEW ZEALAND)

                                                    TV4 NETWORK LIMITED (NEW ZEALAND)

                                                    VANCOUVER ISLAND NEWSPAPER GROUP INC. (CBCA)

                                                    VICTORIA TIMES COLONIST GROUP INC. (CBCA)

                                                    WESTERN COMMUNICATION INC. (CBCA)

                                                    WIC MOBILE TV INC. (CBCA)

                                                    WIC TELEVISION PRODUCTION SUB INC. (CBCA)

                                                    WINDSOR STAR GROUP INC. (CBCA)

                                                    XTREME SPORTS HOLDCO INC. (CBCA)


                                        By:   /s/ JOHN MAGUIRE
                                              ----------------------------------
                                              Name:  John Maguire
                                              Title: Authorized Signing Officer